                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                               Hawk Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

HAWK
CORPORATION

                                                                   April 8, 2002


Dear Stockholder:

     You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Hawk Corporation, on Wednesday, May 15, 2002, starting at 10:00 A.M. local time at Key Center, Heritage Room II, 127 Public Square, Cleveland, Ohio 44114.

     As more fully described in the attached Notice of Annual Meeting and the accompanying Proxy Statement, the principal business to be addressed at the meeting is the election of directors.

     In addition, our management will report on our results and will be available to respond to your questions.

     Your vote is important to us. Whether or not you plan to attend the Annual Meeting, please return the enclosed proxy card as soon as possible to ensure your representation at the meeting. You may choose to vote in person at the Annual Meeting even if you have returned a proxy card.

     On behalf of the directors and management of Hawk Corporation, we would like to thank you for your support and confidence and look forward to seeing you at the meeting.



Sincerely,



/s/Ronald E. Weinberg                           /s/Norman C. Harbert


RONALD E. WEINBERG                              NORMAN C. HARBERT
Chairman of the Board and                       Senior Chairman of the Board
Chief Executive Officer                         and Founder

                                HAWK CORPORATION
                                     -----

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 15, 2002

TO THE STOCKHOLDERS OF HAWK CORPORATION:

         The Annual Meeting of the Stockholders of Hawk Corporation, a Delaware corporation, will be held on Wednesday, May 15, 2002, at Key Center, Heritage Room II, 127 Public Square, Cleveland, Ohio 44114, beginning at 10:00 A.M. local time, for the following purposes:

         1. To elect the directors to serve for a one year term until the next annual meeting or until their successors are duly elected and qualified (Proposal 1); and

         2. To transact such other business as may properly come before the meeting or any adjournment thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only stockholders of record at the close of business on April 2, 2002, are entitled to vote at the Annual Meeting.

         All stockholders are cordially invited to attend the meeting in person. However, to insure your representation at the meeting, please sign and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for your convenience. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy card.



                                     By Order of the Board of Directors,


                                     /s/Byron S. Krantz


                                     BYRON S. KRANTZ
                                     Secretary

                                HAWK CORPORATION
                                     -----

                                 PROXY STATEMENT

                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies by our Board of Directors to be used at our 2002 Annual Meeting of Stockholders to be held on Wednesday, May 15, 2002, and any postponements or adjournments of the meeting.

         This Proxy Statement and the accompanying Chairmen Letter, Notice and Proxy Card, together with our annual report to stockholders for the year ended December 31, 2001, are being sent to our stockholders beginning on or about April 8, 2002.

                              QUESTIONS AND ANSWERS
--------------------------------------------------------------------------------


Q:       WHEN AND WHERE IS THE ANNUAL MEETING?
A: Our 2002 Annual Meeting of Stockholders will be held on Wednesday, May 15, 2002, at 10:00 A.M. local time at Key Center, Heritage Room II, 127 Public Square, Cleveland, Ohio 44114.


--------------------------------------------------------------------------------


Q:       WHAT ARE STOCKHOLDERS VOTING ON?
A: Election of four directors (Jeffrey H. Berlin, Paul R. Bishop, Jack Kemp and Dan T. Moore, III). If a proposal other than the listed proposal is presented at the annual meeting, your signed proxy card gives authority to Byron S. Krantz and Marc C. Krantz to vote on any such additional proposal.


--------------------------------------------------------------------------------


Q:       WHO IS ENTITLED TO VOTE?
A: Our record date is April 2, 2002. Therefore, only holders of our Class A common stock as of the close of business on April 2, 2002 are entitled to vote. Each share of Class A common stock is entitled to one vote.


--------------------------------------------------------------------------------


Q:       HOW DO STOCKHOLDERS VOTE?
A: Sign and date each proxy card you receive and return it in the prepaid envelope. If you do not mark any selections, your proxy card will be voted in favor of the proposal. You have the right to revoke your proxy any time before the meeting by:
              - notifying our Corporate Secretary,
              - voting in person, or
              - returning a later-dated proxy.

If you return your signed proxy card, but do not indicate your voting preferences, Byron S. Krantz and Marc C. Krantz will vote FOR the nominated directors on your behalf.

--------------------------------------------------------------------------------


Q:       WHO WILL COUNT THE VOTE?
A: Representatives of National City Bank, our transfer agent, will tabulate the votes. Thomas A. Gilbride, Vice President--Finance, and Joseph J. Levanduski, Vice President--Controller, will be responsible for reviewing the vote count as election inspectors.

--------------------------------------------------------------------------------


Q: WHAT SHARES ARE INCLUDED ON THE PROXY CARD AND WHAT DOES IT MEAN IF A STOCKHOLDER GETS MORE THAN ONE PROXY CARD?
A: The number of shares printed on your proxy card(s) represents all your shares. Receipt of more than one proxy card means that your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted. If you are or were an employee and have shares credited to your 401(k) savings plan account held in custody by the trustee, CG Trust Company, you will receive a separate proxy card for those shares. The shares in your 401(k) savings plan account will be voted in accordance with your instructions. If your proxy card relating to the shares in your 401(k) account is signed, but does not indicate your voting preferences, we have been advised by the plan administrator and the plan trustee that your shares will be voted in favor of the nominated directors.

--------------------------------------------------------------------------------


Q:       WHAT CONSTITUTES A QUORUM?
A: As of the record date, 8,557,240 shares of our Class A common stock were outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the transaction of adopting proposals at the annual meeting. If you submit a properly executed proxy card, then you will be considered part of the quorum. If you are present or represented by a proxy at the annual meeting and you abstain, your abstention will have the same effect as a vote against such proposal. "Broker non-votes" will not be part of the voting power present, but will be counted to determine whether or not a quorum is present. A "broker non-vote" occurs when a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority to vote on a particular matter.

--------------------------------------------------------------------------------


Q:       WHO CAN ATTEND THE ANNUAL MEETING?
A:       All stockholders as of the record date, April 2, 2002, can attend.

--------------------------------------------------------------------------------


Q:       WHAT PERCENTAGE OF STOCK DO THE DIRECTORS AND OFFICERS OWN?
A: Together, they own approximately 39.9% of our Class A common stock as of the record date. (See pages 19 and 20 for more details.)

--------------------------------------------------------------------------------

Q:       WHO ARE THE LARGEST PRINCIPAL STOCKHOLDERS?
A: - Ronald E. Weinberg, our Chairman of the Board and Chief Executive Officer, beneficially owns 1,213,998 shares of our Class A common stock, or 14.3%, as of the record date.
         - Norman C. Harbert, our Senior Chairman of the Board and Founder, beneficially owns 1,207,675 shares of our Class A common stock, or 14.2%, as of the record date.

--------------------------------------------------------------------------------


Q:       WHEN IS A STOCKHOLDER PROPOSAL DUE FOR THE NEXT ANNUAL MEETING?
A: In order to be considered for inclusion in next year's proxy statement, stockholder proposals must be submitted in writing by December 10, 2002, to Byron S. Krantz, Secretary, Hawk Corporation, 200 Public Square, Suite 30-5000, Cleveland, Ohio 44114, and must be in accordance with the requirements of our Amended and Restated By-laws and the provisions of Rule 14a-8 issued under the Securities Exchange Act of 1934, as amended. (See page 23 for more details.)

--------------------------------------------------------------------------------


Q:       HOW DOES A STOCKHOLDER NOMINATE SOMEONE TO BE A DIRECTOR OF HAWK?
A: Any stockholder may recommend any person as a nominee for director by writing to the Chairman of the Nominating Committee, Hawk Corporation, 200 Public Square, Suite 30- 5000, Cleveland, Ohio 44114. Recommendations for next year's annual meeting must be received no earlier than March 10, 2003, and no later than April 11, 2003, and must be in accordance with the requirements of our Amended and Restated By-laws. (See pages 23 and 24 for more details.)

--------------------------------------------------------------------------------


Q:       WHO PAYS FOR THE SOLICITATION EXPENSES?
A: The expense of soliciting proxies, including the cost of preparing, printing and mailing the proxy materials, will be paid by us. In addition to solicitation of proxies by mail, solicitation may be made personally, by telephone and by facsimile, and we may pay persons holding shares for others their expenses for sending proxy materials to their principals. No solicitation will be made other than by our directors, officers and employees.

--------------------------------------------------------------------------------

                           PROPOSALS TO BE VOTED UPON

                                  PROPOSAL ONE:
                              ELECTION OF DIRECTORS

         At this annual meeting, seven directors are to be elected to hold office until the next annual meeting of stockholders or until their respective successors are elected and qualified. You are entitled to elect four directors.

         Nominees for election this year by you are Jeffrey H. Berlin, Paul R. Bishop, Jack Kemp and Dan T. Moore, III. Each has consented to serve until the next annual meeting or until their successors are duly elected and qualified. (See page 6 for more information.)

         If any director to be elected by you is unable to stand for re-election, the Board may, by resolution, provide for a lesser number of directors or designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute director.

         The affirmative vote of the holders of a plurality of the shares of Class A common stock present in person or represented by proxy at the annual meeting is needed to elect directors. Abstentions and votes withheld for directors will have the same effect as votes against.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR MESSRS. BERLIN, BISHOP, KEMP AND MOORE.

         The terms of our Series D preferred stock provide the holders of the Series D preferred stock with the right to elect a majority of the Board of Directors. Based on the current size of the Board of Directors, the Series D preferred stockholders may elect five directors at the annual meeting. The holders of the Series D preferred stock are Norman C. Harbert, Ronald E. Weinberg, Byron S. Krantz and their family limited partnerships. The holders have determined to elect only three directors at the annual meeting and expressly reserve, and do not waive any of, their rights to elect a majority of the Board of Directors. The holders have determined to re-elect Norman C. Harbert, Ronald E. Weinberg and Byron S. Krantz. The Board of Directors position held by William J. O'Neill, Jr. through 2001 will remain vacant until filled by the holders of the Series D Preferred Stock or until the size of the Board of Directors is reduced. The holders of the Series D preferred stock are parties to an agreement governing the voting and disposition of all shares of our voting stock (which includes both the Class A common stock and Series D preferred stock) of which they are the legal or beneficial owners. For a more detailed description, you should read the section entitled "Stockholders' Agreement" on page 21.

                               BOARD OF DIRECTORS

         Certain information about the nominees to be elected by the holders of our Class A common stock and the directors to be elected by the holders of our Series D preferred stock is set forth below.

            Name                Age                            Position                           Director Since
-------------------------------------------------------------------------------------------------------------------
                                DIRECTORS TO BE ELECTED BY CLASS A COMMON STOCKHOLDERS
Jeffrey H. Berlin                39    President, Chief Operating Officer and Director                 2001
Paul R. Bishop                   58    Director                                                        1993
Jack Kemp                        66    Director                                                        1999
Dan T. Moore, III                62    Director                                                        1989

                                DIRECTORS TO BE ELECTED BY PREFERRED STOCKHOLDERS*
Ronald E. Weinberg               60    Chairman of the Board, Chief Executive Officer                  1989
                                       and Director
Norman C. Harbert                68    Senior Chairman of the Board, Founder and                       1989
                                       Director
Byron S. Krantz                  66    Secretary and Director                                          1989

------------------
* Under the terms of our Series D preferred stock, the holders of the Series D preferred stock have the right to elect a majority of the directors as long as the Series D preferred stock is outstanding. The holders of the Series D preferred stock have indicated to us that at the annual meeting they have determined to elect Messrs. Weinberg, Harbert and Krantz. Messrs. Weinberg, Harbert and Krantz will hold office until their successors have been duly elected by the holders of the Series D preferred stock and qualified.

         Ronald E. Weinberg is our Chairman of the Board and Chief Executive Officer and has served as a Director since March 1989. He has also served us in various other capacities since 1989. Mr. Weinberg has over 28 years of experience in the ownership and management of operating companies, including businesses in manufacturing, publishing and retailing. Since December 1997, Mr. Weinberg has been the Chairman of the Board of New Channel Communications Corp., a company specializing in direct marketing and the providing of computer software solutions. Mr. Weinberg was the Chairman and Chief Executive Officer of SunMedia Corp., a communications company that published weekly suburban newspapers, until it was sold in 1997, and the Chairman of New West Eyeworks, Inc., a chain of retail optical stores, which was sold in 1998.

         Norman C. Harbert is our Senior Chairman of the Board and Founder and has served as a Director since March 1989. He has also served us in various other capacities since 1989. Mr. Harbert has over 40 years of manufacturing experience. From 1987 to 1988, Mr. Harbert was Chairman, President and CEO of Maverick Tube Corporation, an oil drilling equipment manufacturer, and from 1981 to 1986, he served as President and CEO of Ajax Magnethermic Corporation, an international manufacturer of induction heating and melting equipment. Prior to that time, Mr. Harbert served at Reliance Electric Company for 22 years where, in 1980, his last position was as General Manager, Rotating Products Group, with primary responsibility for a division with annual sales of $250 million. Mr. Harbert is a director of Second Bancorp Inc., a bank holding company. Mr. Harbert was a former director of Caliber Systems, Inc., a transportation company formerly known as Roadway Services, Inc., until October 1997.

         Byron S. Krantz has been the Secretary and a Director since March 1989. Mr. Krantz has been a partner in the law firm of Kohrman Jackson & Krantz P.L.L. since its formation in 1984.

         Jeffrey H. Berlin has served as our President and Chief Operating Officer since May 1999. From May 1997 to May 1999, he served as our Executive Vice President. Between July 1994 and May 1997, Mr. Berlin served as our Vice President of Marketing and Corporate Development. From August 1991 to July 1994, Mr. Berlin served as our Director of Corporate Development.

         Paul R. Bishop has served as a Director since May 1993. Mr. Bishop has served as Chairman, President and Chief Executive Officer of H-P Products, Inc., a manufacturer of central vacuum systems and fabricated tubing and fittings, since 1977.

         Jack Kemp has served as a Director since September 1999. Mr. Kemp is a co-director of Empower America, a public policy and advocacy organization he co-founded in 1993. In 1996, Mr. Kemp received the Republican Party's nomination for Vice President of the United States. Prior to co-founding Empower America, Mr. Kemp served for four years as Secretary of Housing and Urban Development. Prior to his appointment to the Cabinet, Mr. Kemp represented New York for eighteen years in the United States House of Representatives. Mr. Kemp is also a director of Oracle Corporation, a computer software company, Speedway Motorsports, Inc., a promoter, marketer and sponsor of motor sports activities, Sideware Systems Inc., a producer of internet training video, SVT Inc., a provider of IT related professional services to businesses and Velocity Express Corporation, a large same-day delivery company.

         Dan T. Moore, III has served as a Director since March 1989. Mr. Moore has been the founder and owner of Dan T. Moore Company, Inc. since 1969 and the principal owner and Chairman of Flow Polymers since 1985, Soundwich, Inc. since 1988, Advanced Ceramics Corporation since 1993, and Team Wendy, LLC since 1998, all of which are manufacturing companies. He has been a director of Invacare Corporation, a manufacturer of health care equipment, since 1979, and a director of USEC Inc., a global energy company, since 1998. Mr. Moore is also a Trustee of the Cleveland Clinic Foundation and Chairman of Cleveland Clinic Home Care.


         DIRECTOR COMPENSATION

         In 2001, we paid each director who was not one of our employees, our legal counsel, or an affiliate of one of our principal stockholders, an annual fee of $15,000 that was paid $7,500 in cash and $7,500 in shares of our Class A common stock. In addition, we pay each director who was not one of our employees, our legal counsel, or an affiliate of one of our principal stockholders $2,000 in cash for each board meeting that such director attends and $500 in cash for each telephonic board meeting in which such director participates. We reimburse all directors for expenses incurred in connection with their services as directors. No additional consideration is paid to the directors for committee participation, except $500 in cash is paid for any in-person committee meeting that is held on a day other than a day on which a Board meeting is held. In 2001, we granted Mr. Krantz and each director who is not one of our employees or an affiliate of one of our principal stockholders options to purchase 8,968 shares of our Class A Common Stock in lieu of the $7,500 cash portion of their annual fee for services to be rendered in 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our Class A common stock, to file with the Securities and Exchange Commission, and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of our Class A common stock. Our officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

         A form filed by Mr. Weinberg regarding his purchase of shares of our Class A common stock was inadvertently filed later than the deadline. Based solely on review of copies of reports furnished to us or written representations that no reports were required, we believe that all other Section 16(a) filing requirements were met in 2001.


MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES


         The Board of Directors met three times in 2001. Except for Mr. Kemp, all members of the Board of Directors participated in at least 75% of all Board of Directors and applicable committee meetings in 2001.

         The executive committee consists of Messrs. Weinberg, Harbert and Krantz. During the intervals between meetings of the Board of Directors, the executive committee advises and aids our officers in all matters concerning our interests and the management of our business, and generally performs any duties that are directed by the Board from time to time. The executive committee possesses and may exercise all the powers of the Board while the Board is not in session, except the power to:

                - elect any director or to elect or remove any member of the executive committee,

                -  change the number of members of the executive committee,

                - declare any dividend or authorize any distribution on any shares of capital stock, or

                -  amend the by-laws.

The executive committee did not meet in 2001, but acted by written consent four times.

         The compensation committee is composed of Messrs. Krantz and Bishop. Its purpose is to determine the compensation of Messrs. Weinberg and Harbert and to review and make recommendations regarding the compensation for all of our other executive officers. The compensation committee also administers our 1997 Stock Option Plan, our 2000 Long Term Incentive Plan and our annual incentive compensation plan for our chief executive officer. The Board of Directors reviews and votes upon all compensation determinations and option grants recommended by the compensation committee. The compensation committee met twice in 2001.

         The nominating committee, composed of Messrs. Weinberg, Harbert and Moore, is responsible for making recommendations to the Board of Directors on candidates for election to the Board. The nominating committee reviews nominees recommended to it by stockholders in writing and sent to our Secretary. A written recommendation must be delivered to us in a timely fashion as described below in "Stockholder Proposals and Director Nominations." The nominating committee did not meet in 2001.

         A description of the audit committee is contained in the following audit committee report.


                             AUDIT COMMITTEE REPORT

         In accordance with its written charter that was approved and adopted by our Board, our audit committee assists the Board in fulfilling its responsibility of overseeing the quality and integrity of our accounting, auditing and financial reporting practices. The audit committee, comprised of Messrs. Bishop, O'Neill and Moore, met twice in 2001. The audit committee's current composition satisfies the regulations of the New York Stock Exchange
(NYSE) governing audit committee composition, including the requirement that all audit committee members be "independent directors" as defined in the NYSE listing standards.

         In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements with management. The audit committee also discussed with our independent auditors the matters required by Statement on Auditing Standards No. 61, "Communication with Audit Committees." The audit committee reviewed with Ernst & Young LLP, our independent auditors who are responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the audit committee pursuant to generally accepted auditing standards.

         In discharging its oversight responsibility as to the audit process, the audit committee obtained from our independent auditors a formal written statement describing all relationships between the independent auditor and us that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with the auditors any relationships that may impact their objectivity and independence. In considering the auditors' independence, the audit committee also considered whether the non-audit services performed by the auditors on our behalf were compatible with maintaining the independence of the auditors.

         In reliance upon the audit committee's reviews and discussions with management and our independent auditors, the audit committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                                           AUDIT COMMITTEE

                                           PAUL R. BISHOP
                                           WILLIAM J. O'NEILL, JR.
                                           DAN  T. MOORE, III

PRINCIPAL ACCOUNTING FIRM FEES

         The following table sets forth the aggregate fees billed to us for the fiscal year ended December 31, 2001, by our principal accounting firm, Ernst & Young LLP:


Audit Fees                                                    $ 245,000

Financial Information Systems Design
and Implementation Fees                                              --

All Other Fees, including fees for tax consulting and
other non-audit services                                        272,000
                                                              ---------
                                                              $ 517,200

         Representatives of Ernst & Young LLP will attend the annual meeting to answer appropriate questions and make statements if they desire. At a later date, the Audit Committee will recommend and the Board of Directors will appoint independent auditors to audit our financial statements for 2002. The Audit Committee will review the scope of any such audit and other assignments given to the auditors to assess whether such assignments would affect their independence.


                               EXECUTIVE OFFICERS

         Set forth below are the names, ages, positions and certain other information concerning our current executive officers:

Name                            Age               Position
----                            ---               --------
Ronald E. Weinberg (1)........   60     Chairman of the Board, Chief Executive
                                        Officer and Director

Norman C. Harbert (1).........   68     Senior Chairman of the Board, Director
                                        and Founder

Jeffrey H. Berlin (1).........   39     President, Chief Operating Officer and
                                        Director

Thomas A. Gilbride............   48     Vice President-- Finance

Joseph J. Levanduski..........   39     Vice President-- Controller

Steven J. Campbell............   48     President-- Friction Products Co. and
                                        S.K. Wellman Corp.

W. Michael Corkran............   48     President-- Hawk Precision Components
                                        Group, Inc.
------------------

(1) Biographical information for Messrs. Weinberg, Harbert and Berlin can be found under "Board of Directors."

         Thomas A. Gilbride has served as our Vice President -- Finance since January 1993. Between March 1989 and January 1993, Mr. Gilbride was employed by us in various financial and administrative functions.

         Joseph J. Levanduski has served as our Controller since April 1997 and was named Vice President -- Controller in May 2000. From August 1995 until April 1997, he was Controller of our subsidiary Friction Products, and from March 1996 until April 1997, he was also Group Controller coordinating the accounting functions of both Friction Products Company and another subsidiary of ours, S.K. Wellman Corp.

         Steven J. Campbell has served as President of Friction Products Co. and S.K. Wellman Corp., two of our wholly owned subsidiaries, since 2001. From 1999 through 2000, Mr. Campbell served as Chief Financial Officer and Project Director for a division of Cooper Industries in connection with its expansion into Mexico. From 1997 through 1999, Mr. Campbell was the President of Unarco LLC, a national manufacturer of retail products, and from 1995 through 1997, he served as Vice President -- International Operations for Cooper Industries' Hand Tool Division.

         W. Michael Corkran has been President of Hawk Precision Components Group, Inc., one of our wholly owned subsidiaries, since 2001. Prior to becoming President of Hawk Precision Components Group, Inc., Mr. Corkran served as President of the North American and Asian Pacific divisions of Reltec Corporation, a telecommunications equipment manufacturer, form 1999 through 2000. From 1977 until he joined Reltec Corporation, Mr. Corkran was employed by Reliance Electric.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE


         The following table summarizes the compensation paid by us to our Chief Executive Officer and our most highly compensated executive officers.


                                                                              LONG-TERM
                                                                            COMPENSATION
                                                                        ----------------------
                                        ANNUAL COMPENSATION              AWARDS         PAYOUTS
                               ------------------------------------    ---------------------------
                                                                       SECURITIES
          NAME AND             FISCAL                                  UNDERLYING         LTIP         ALL OTHER
     PRINCIPAL POSITION         YEAR       SALARY         BONUS        OPTIONS (1)      PAYOUTS      COMPENSATION (2)
----------------------------  --------   -----------   -----------    ------------  -------------  ----------------

Ronald E. Weinberg              2001        $320,800      $200,000         135,967             --        $ 6,400(3)
Chairman of the Board and       2000         356,000       468,000              --             --         13,300(3)
Chief Executive Officer         1999         319,000       439,000          10,000             --         12,900(3)

Norman C. Harbert               2001         355,800       175,000         107,192     $52,000(4)         22,516(5)
Senior Chairman of the          2000         419,000       468,000              --      50,600(4)         29,116(5)
Board and Founder               1999         419,000       439,000          10,000      49,900(4)         34,100(5)

                                                                             LONG-TERM
                                                                            COMPENSATION
                                                                        ----------------------
                                        ANNUAL COMPENSATION              AWARDS         PAYOUTS
                               ------------------------------------    ---------------------------
                                                                       SECURITIES
          NAME AND             FISCAL                                  UNDERLYING        LTIP          ALL OTHER
     PRINCIPAL POSITION         YEAR       SALARY         BONUS        OPTIONS (1)      PAYOUTS      COMPENSATION (2)
----------------------------  --------   -----------   -----------    ------------  -------------  ----------------
Jeffrey H. Berlin               2001         239,000        95,000          30,680             --                --
President and Chief             2000         253,000       143,000          30,000             --             6,200
Operating Officer               1999         233,000       134,000          15,000             --             6,300

Steven J. Campbell              2001         175,200        56,800          28,676             --                --
President - Friction            2000         172,400            --          40,000             --                --
Products Co. and S.K.           1999              --            --              --             --                --
Wellman Corp.

Joseph J. Levanduski            2001         124,000        31,500          19,118             --                --
Vice President - Controller     2000         123,000        78,000          10,000             --             6,200
                                1999         109,000        59,000           1,000             --             5,500


------------------

(1) For 1999, options to purchase our Class A common stock at an exercise price of $6.75 per share for Messrs. Weinberg and Harbert, $9.25 per share for Mr. Berlin, and $8.06 for Mr. Levanduski. For 2000, options to purchase our Class A common stock at an exercise price of $6.81. For 2001, options to purchase our Class A common stock at an exercise price of $3.74 per share for Messrs. Weinberg and Harbert and $3.40 per share for Messrs. Berlin, Campbell and Levanduski. All options vest 20% per year over five years except those issued in 2001, which vest 50% per year over two years.

(2) Unless otherwise described, represents amounts contributed by Friction Products Co. to its profit sharing plan on behalf of such executive officer.

(3) Represents $6,600 and $6,300 contributed in 2000 and 1999, respectively, by Friction Products Co. to its profit sharing plan on behalf of Mr. Weinberg; and $6,400, $6,700 and $6,600 in 2001, 2000 and 1999, respectively, paid on behalf of Mr. Weinberg for a life insurance policy pursuant to his split dollar agreement (as described in "Employment Agreements" below).

(4) Represents benefits paid to Mr. Harbert under the Friction Products Co. tax-qualified non-contributory, defined benefit pension plan beginning in November 1998 when Mr. Harbert reached the age of 65.

(5) Represents $18,816, $18,816 and $24,300 in premiums paid by us in 2001, 2000 and 1999, respectively, for term life policies of which Mr. Harbert is the insured and his wife is the beneficiary; $6,600 and $6,300 contributed in 2000 and 1999, respectively, by Friction Products Co. to its profit sharing plan on behalf of Mr. Harbert; and $3,700, $3,700 and $3,500 in 2001, 2000 and 1999,
respectively, paid on behalf of Mr. Harbert for a life insurance policy pursuant to his split dollar agreement (as described in "Employment Agreements" below).

OPTION GRANTS IN 2001

         The following table summarizes information concerning options granted during the fiscal year ended December 31, 2001, to each of our most highly compensated executive officers.

                                                                                            POTENTIAL REALIZABLE
                             NUMBER OF                                                        VALUE AT ASSUMED
                             SHARES OF     PERCENT OF                                       ANNUAL RATES OF STOCK
                              COMMON     TOTAL OPTIONS                                     PRICE APPRECIATION FOR
                               STOCK       GRANTED TO      EXERCISE                              OPTION TERM
                            UNDERLYING    EMPLOYEES IN     PRICE PER                      -------------------------
NAME                         OPTIONS      FISCAL 2001        SHARE      EXPIRATION DATE         5%             10%
--------------------------  -----------  --------------   -----------  -----------------  -------------------------
Ronald E. Weinberg (1)          135,967      19.38%          $3.74       October 5, 2011    $344,166       $849,237
Norman C. Harbert (2)           107,192      15.28            3.74       October 5, 2011     271,329        669,511
Jeffrey H. Berlin (2)            30,680       4.37            3.40       October 5, 2011      88,090        202,056
Steven J. Campbell (1)           28,676       4.09            3.40       October 5, 2011      82,336        188,858
Joseph J. Levanduski (1)         19,118       2.72            3.40       October 5, 2011      54,892        125,909


(1) Option granted pursuant to our 2000 Long Term Incentive Plan and vests 50% per year over two years beginning on the first anniversary of the date of grant.

(2) Option granted pursuant to our 1997 Stock Option Plan and vests 50% per year over two years beginning on the first anniversary of the date of grant.


OPTION VALUES AT YEAR-END 2001


         The following table summarizes information with respect to the number of unexercised options held by our most highly compensated executive officers as of December 31, 2001. No executive officer exercised any options in 2001.


                                    NUMBER OF SHARES                              VALUE OF
                                 UNDERLYING UNEXERCISED                         IN-THE-MONEY
                              OPTIONS AT DECEMBER 31, 2001              OPTIONS AT DECEMBER 31, 2001
                        ----------------------------------------- -----------------------------------------
NAME                        EXERCISABLE         UNEXERCISABLE         EXERCISABLE         UNEXERCISABLE
----------------------  -------------------- -------------------- ------------------- ---------------------
Ronald E. Weinberg             10,000              145,967                -0-                  -0-
Norman C. Harbert              10,000              117,192                -0-                  -0-
Jeffrey H. Berlin              24,000               71,680                -0-                $6,136
Steven J. Campbell              8,000               60,676                -0-                $5,735
Joseph J. Levanduski            8,400               31,718                -0-                $3,824

1997 STOCK OPTION PLAN

         Our 1997 Stock Option Plan provides for the granting of stock options to officers and other key employees. An aggregate of 700,000 shares of our Class A common stock have been reserved for issuance pursuant to the 1997 plan. The 1997 plan is administered by our compensation committee, which is responsible for designating those individuals to whom options are to be granted and determining the terms and conditions of such grants. In granting options, the committee considers the performance and contribution of the potential recipient and such other considerations the committee deems relevant. The 1997 plan terminates on May 8, 2008. Options outstanding on the termination date are subject to their terms, but no further grants will be made following the termination date. Options to purchase 173,019 shares of our Class A common stock were granted in 2001 under the 1997 plan, and 34,929 shares remain available for future grants.

2000 LONG TERM INCENTIVE PLAN

         Our 2000 Long Term Incentive Plan provides for the granting of stock options, stock appreciation rights (SARs), restricted stock awards and performance-based awards. An aggregate of 700,000 shares of our Class A common stock have been reserved for issuance pursuant to the 2000 plan. All of our employees are eligible to receive grants pursuant to the 2000 Plan. The 2000 plan is administered by our compensation committee, which is responsible for designating those individuals to whom options, SARs or awards are to be granted and determining the terms and conditions of such grants. In granting options, SARs or awards, the committee considers the performance and anticipated future contribution of the potential recipient and such other considerations the committee deems relevant. The 2000 plan terminates on May 15, 2010. Awards outstanding on the termination date are subject to their terms, but no further grants will be made following the termination date. Options to purchase 528,575 shares of our Class A common stock were granted in 2001 under the 2000 plan, and 40,425 shares remain available for future grants.

BENEFIT PLANS

         Friction Products Co. sponsors a tax-qualified non-contributory, defined benefit pension plan covering substantially all of its employees. The plan provides participating employees with retirement benefits at normal retirement age, as defined in the plan, calculated based on years of service and the average salary of each eligible participant in the years immediately preceding retirement. In no event will the amount of annual retirement income determined under these formulas and payable at the participant's retirement date be greater than $170,000. In addition, federal law defines the maximum amount of annual compensation that may be taken into account in calculating the amount of the pension benefit as follows: 1999 -- $200,000; 2000 -- $200,000; and 2001 --
$200,000. The estimated annual benefit payable at normal retirement age for each executive officer who is eligible to participate in the Friction Products Co. pension plan is as follows: Mr. Harbert -- $56,514; Mr. Weinberg -- $84,744; Mr. Berlin -- $131,256; Mr. Campbell -- $119,340; Mr. Corkran -- $131,256, Mr.
Gilbride -- $106,356 and Mr. Levanduski -- $131,256.

         Friction Products Co. maintains a tax-qualified profit sharing plan, including features under Section 401(k) of the Internal Revenue Code that covers substantially all of its employees. The plan generally provides for voluntary employee pre-tax contributions ranging from 1% to 15% and a discretionary Friction Products Co. contribution allocated to each employee based on compensation. Profit sharing contributions are discretionary and approved by the Board of Directors of Friction Products Co. based on the performance of Friction Products Co. Upon approval of the total amount of contributions, individual allocations are based on a percentage of each eligible participant's total compensation, subject to limitations imposed by federal law. Based on performance in 2001, no discretionary contributions were made to any of our employees.

EMPLOYMENT AGREEMENTS

         Pursuant to their employment agreements, as amended, Mr. Harbert has agreed to serve as our Senior Chairman of the Board, and Mr. Weinberg has agreed to serve as our Chairman of the Board and Chief Executive Officer, through June, 2007. Each of Mr. Harbert and Mr. Weinberg receives a base salary and an annual bonus. Mr. Harbert's and Mr. Weinberg's base salary may be increased by the compensation committee, and their annual bonuses are equal to 1.75% of our earnings before interest, taxes, depreciation and amortization, subject to adjustments for acquisitions and except as otherwise may be determined by the compensation committee.

         If either Mr. Harbert or Mr. Weinberg becomes mentally or physically disabled during the terms of their respective employment agreements, we will pay his base salary for the remainder of the year in which a disability occurs at the same rate as immediately prior to the disability. We will also pay the amount of any annual bonus for the year in which a disability occurs as if no disability occurred. Following the year in which a disability occurs, we will pay wage continuation payments for the remainder of Mr. Harbert's and Mr. Weinberg's life in an annual amount equal to sixty percent of their respective average annual base salaries for the three consecutive years of employment preceding the disability, and we will pay an annual bonus in an amount equal to sixty percent of their respective average annual bonuses for the three consecutive years of employment preceding the disability. The disability payments will be offset by any disability insurance we may provide and any payments made from our defined benefit pension plan.

         If Mr. Harbert dies during the term of his employment agreement, we will pay his surviving spouse, if any, pursuant to the terms of the amended and restated wage continuation agreement between us and Mr. Harbert, which is described more thoroughly below. In addition, we will pay Mr. Harbert's surviving spouse a prorated annual bonus for the year in which Mr. Harbert dies, and we will continue to provide Mr. Harbert's surviving spouse with health care benefits. If Mr. Harbert is not survived by a spouse, we will pay to his beneficiaries or estate his base salary for two years following his death and a prorated annual bonus for the year in which he died.

         If Mr. Weinberg dies during the term of his employment agreement, we will pay his surviving spouse, if any, a prorated annual bonus for the year in which Mr. Weinberg dies, and we will continue to provide Mr. Weinberg's surviving spouse with health care benefits. If Mr. Weinberg is not survived by a spouse, we will pay his beneficiaries or estate his base salary for two years following his death and a prorated bonus for the year in which he died.

         Pursuant to their employment agreements, Mr. Harbert and Mr. Weinberg are required to devote such time and effort to our business and affairs as is necessary to discharge their respective duties. Neither Mr. Harbert nor Mr. Weinberg may engage in any competitive business while employed by us and for a period of two years thereafter.

         In January 1998, we entered into a split dollar life insurance agreement with each of Mr. Harbert and Mr. Weinberg pursuant to which we purchased life insurance policies on the lives of Mr. Harbert and Mr. Weinberg in the face amounts of $1.0 million and $3.8 million, respectively. Under the terms of these split dollar agreements, we pay the annual premiums of the insurance policies in the amount of $46,163 for Mr. Harbert's policy and $58,583 for Mr. Weinberg's policy, and we will be reimbursed for such payments from the policy proceeds in an amount equal to the greater of the cash value of the policies or the total amount of premiums paid during the term of the policies. The remaining proceeds of each policy will be paid to beneficiaries designated by the insured. The split dollar agreements will terminate upon the occurrence of any of the following events:

         -        total cessation of our business;
         -        our bankruptcy, receivership or dissolution; or
         - the termination of the insured's employment by us (other than for reason of his death or mental or physical disability).

         Upon the termination of a split dollar agreement, the insured will have the right to purchase the policy covered thereby for an amount equal to the greater of the cash value of the policy or the total amount of premiums paid during the term of the policy.

         As amended, Mr. Harbert's Wage Continuation Agreement provides that if he dies during the term of his employment with us or while he is serving as a consultant to us, or if Mr. Harbert is no longer acting as a consultant to us because of mental or physical disability, we will pay his spouse monthly until her death an amount (on an after-tax basis) equal to sixty percent of the difference between $12,500 and a monthly annuity to be purchased for the spouse of Mr. Harbert with Mr. Harbert's share of the proceeds of the split dollar insurance policy on Mr. Harbert's life.

         Pursuant to the terms of the consultant agreement between us and Mr. Harbert, Mr. Harbert will provide us with consultant services following the expiration of his employment agreement. Depending on the date that Mr. Harbert's employment agreement terminates, he may provide us with consultant services through June, 2012. In consideration of Mr. Harbert providing consultant services, we will pay him an amount equal to sixty percent of his average annual base salary for the three consecutive years of employment preceding the effective starting date of the consultant agreement, and we will pay him an annual bonus in an amount equal to sixty percent of his average annual bonuses for the three consecutive years of employment preceding the effectiveness of the consultant agreement.

         Pursuant to an employment agreement, Mr. Campbell has agreed to serve as President of Friction Products Co. Mr. Campbell receives a base salary and is eligible to receive an annual bonus based on performance criteria. Mr. Campbell is also entitled to participate in the standard employee benefit programs offered by Friction Products Co. and Hawk's stock option plans.

         The terms of Mr. Campbell's employment agreement provide that either Friction Products Co. or Mr. Campbell may terminate the agreement at any time for any reason or no reason. If the agreement is terminated for any reason other than misconduct by Mr. Campbell, he will continue to receive his base salary and medical insurance benefits for a period of six months following termination. During Mr. Campbell's employment and for a period of six months thereafter, he is precluded from competing with Friction Products Co. either as an employee or otherwise.

         We have no other employment agreements with any of our most highly compensated executive officers.


                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

         The compensation committee of our Board of Directors determines the compensation for Mr. Weinberg, our Chairman of the Board and Chief Executive Officer, and Mr. Harbert, our Senior Chairman of the Board and Founder, and reviews and makes recommendations regarding the compensation for all of our other executive officers. The committee also administers our 2000 Long Term Incentive Plan and 1997 Stock Option Plan, recommending, in consultation with executive management, grants of options and the terms of the grants for our employees. The committee submits its proposals and recommendations for executive officer compensation and stock option grants to the Board of Directors for approval. The committee is composed of two non-employee directors, Paul R. Bishop and Byron S. Krantz.

COMPENSATION PHILOSOPHY

         The compensation committee subscribes to a total compensation program composed of three elements:

                  -        base salary,
                  -        annual incentives, and
                  -        long term incentives.

In formulating and implementing compensation policy and structure and making bonus recommendations, the committee has followed the philosophy that a substantial portion of the compensation should relate to our financial performance. Accordingly, the compensation program has been structured to include annual incentive compensation based upon our earnings before interest, taxes depreciation and amortization (EBITDA). The committee believes that the performance-based incentive program has been crucial in attracting high caliber executives necessary for the successful conduct of our business. In addition, the committee believes that the program has become an important part of our culture and should continue as the foundation for executive officer incentives. While continuing to use EBITDA as the basis for annual incentive compensation, the committee has also approved the introduction of additional individual performance standards for managers.

         A goal of the committee is maintaining total compensation on a basis consistent with similar companies that achieve similar substantial EBITDA margins, as well as other strategic and performance characteristics. The committee, as it deems appropriate, utilizes independent national consulting services and reviews executive compensation of similar companies to determine appropriate levels of compensation. The committee selects the companies for comparison based on numerous factors, such as the industries in which they operate, their EBITDA margins, their size and complexity and the availability of compensation information.

BASE SALARY

         In the early part of each year, the compensation committee reviews the salary of Mr. Weinberg and Mr. Harbert, determines each of their base salaries and reviews the recommendations of Messrs. Weingberg and Harbert regarding the compensation for the executive officers. The committee, in determining the appropriate base salaries of the executive officers, generally considers the historic base salary, the growth of our earnings, the total compensation package, individual performance and other relevant factors. The committee has not found it practicable, nor has it attempted, to assign relative weights to specific factors used in determining base salary levels for individual officers. As the committee believes is typical for most corporations, payment of base salary is not conditioned upon the achievement of any specific, pre-determined performance targets.

         In response to business conditions, beginning on October 15, 2001, senior management at our operating subsidiaries took a voluntary salary reduction in amounts ranging from 7% to 55% of their respective base salaries. The voluntary salary reduction will remain in effect until April 15, 2002. Mr. Weinberg's annual base salary was reduced 55% during this period and Mr. Harbert's annual base salary was reduced 50% during this period.

ANNUAL INCENTIVE COMPENSATION PLAN

         Since Hawk's formation, we have provided a significant portion of total compensation for our executive officer group, including Mr. Weinberg and Mr. Harbert, from incentive compensation based on our success. Total annual incentive compensation for the executive officers is based on approximately 5% of EBITDA, excluding new acquisitions and acquisitions with earn-out provisions. Under their employment agreements, Mr. Weinberg and Mr. Harbert are each entitled to receive, from the total incentive compensation available to executives, 1.75% of EBITDA as adjusted. Based on Hawk's performance in 2001, Mr. Weinberg agreed to a 40% reduction in the bonus to which he otherwise would have been entitled and Mr. Harbert agreed to a 47% percent reduction in the bonus to which he otherwise would have been entitled.

LONG-TERM INCENTIVES

         We have adopted the 1997 Stock Option Plan, which allows for the issuance of incentive and non-statutory stock options and the 2000 Long Term Incentive Plan, which allows for the issuance of stock options, SARs, restricted stock and performance-based awards. We have also adopted and our stockholders have approved an annual incentive compensation plan for our chief executive officer that is designed to exclude certain types of compensation from the deductibility limitations contained in Section 162(m) of the Internal Revenue Code. The compensation committee, in consultation with executive management, is charged with designating those persons to whom options and awards are to be granted and determining the terms of the option or award. In granting options or awards, the compensation committee takes into consideration the past performance and anticipated future contribution of the potential recipient, the recruiting and retention of management talent and other relevant considerations.

         One of the objectives of the plans is to align the interests of our stockholders with recipients of the option or award grants. All grants of options under the 1997 plan since our public offering and the 2000 plan have been made with an exercise price equal to the closing price on the day before the grant, and the options vest ratably over a two or five year period. The committee believes that this procedure ties the compensation value of these stock options directly to our long term performance as measured by its future return to the stockholders. In 2001, Mr. Weinberg was granted 135,967 options to purchase our Class A Common Stock at $3.74 per share, and Mr. Harbert was granted 107,192 options to purchase our Class A Common Stock at $3.74 per share.

2001 CHAIRMEN COMPENSATION

         The base salary and annual incentive compensation earned in 2001 by Mr. Harbert and Mr. Weinberg were determined as described above in this report. Including the voluntary reduction in base salary and bonuses agreed to by Mr. Weinberg and Mr. Harbert, Mr. Weinberg's base salary decreased 10% and his bonus decreased 57%, and Mr. Harbert's base salary decreased 15% and his bonus decreased 63%. These decreases compare to a 8.8% decrease in revenues, a 43% decrease in EBITDA and a 174% decrease in net income, all in the same 2000 to 2001 period. In addition, neither Mr. Harbert nor Mr. Weinberg received any discretionary contributions from the Friction Products Co. profit sharing plan.

                                                         COMPENSATION COMMITTEE

                                                                 PAUL R. BISHOP
                                                                BYRON S. KRANTZ


                      COMPENSATION COMMITTEE INTERLOCKS AND
                 INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         Byron S. Krantz serves as our Secretary without compensation and is a partner in the law firm of Kohrman Jackson & Krantz P.L.L., which provides legal services to us.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth, as of April 2, 2002, information regarding the beneficial ownership of our Class A common stock and Series D preferred stock, by:

                  - each stockholder known by us to be the beneficial owner of more than 5% of such stock,
                  -        each director,
                  -        each executive officer, and
                  -        all our directors and executive officers as a group.

         This table does not include 510,191 shares of Class A common stock issuable under the 1997 Stock Option Plan and 681,455 shares of Class A common stock issuable under the 2000 Long Term Incentive Plan under options held by directors and officers that are outstanding, but not presently exercisable, and options held by persons other than directors and executive officers.

                                                                       BENEFICIAL OWNERSHIP (1)
                                                  -----------------------------------------------------------------
                                                              CLASS A COMMON                SERIES D PREFERRED
                                                  -----------------------------------------------------------------
                                                                 RIGHT TO
NAMES AND ADDRESS (2)                                SHARES       ACQUIRE    PERCENTAGE     SHARES      PERCENTAGE
-------------------------------------------------------------------------------------------------------------------
Ronald E. Weinberg (4) (5)                          1,213,998    12,000 (3)        14.3%        689        45%

Norman C. Harbert (4) (6)                           1,207,675    12,000 (3)        14.2%        689        45%

Byron S. Krantz (4) (7)                               273,972     8,000 (3)         3.3%        152        10%

Wellington Management Company, LLP (8)                910,000            --        10.6%         --        --
         75 State Street
         Boston, Massachusetts 02109

Dalton, Greiner, Hartman, Maher & Co. (9)             819,200            --         9.6%         --        --
         565 Fifth Ave., Suite 2101
         New York, New York 10017

Dimensional Fund Advisors Inc. (10)                   721,000            --         8.4%         --        --
         1299 Ocean Avenue, 11th Floor
         Santa Monica, California 90401

Wellington Trust Company, NA (11)                     710,000            --         8.3%         --        --
         75 State Street
         Boston, Massachusetts 02109

Neuberger Berman, Inc. (12)                           666,300            --         7.8%         --        --
         605 Third Avenue
         New York, New York 10158

Paul S. Levy (13)                                     511,100            --         6.0%         --        --
         Joseph Littlejohn & Levy
         450 Lexington Avenue, Suite 3350
         New York, New York 10017

State Street Research and Management Co. (14)         428,785            --         5.0%         --        --
         One Financial Center, 30th Floor
         Boston, Massachusetts 02111

                                                                       BENEFICIAL OWNERSHIP (1)
                                                  -----------------------------------------------------------------
                                                              CLASS A COMMON                SERIES D PREFERRED
                                                  -----------------------------------------------------------------
                                                                 RIGHT TO
NAMES AND ADDRESS (2)                                SHARES       ACQUIRE    PERCENTAGE     SHARES      PERCENTAGE
-------------------------------------------------------------------------------------------------------------------
William J. O'Neill, Jr. (15)                          284,651     8,000 (3)         3.4%         --        --

Jeffrey H. Berlin                                     260,742    31,000 (3)         3.4%         --        --

Joseph J. Levanduski                                   15,000    10,600 (3)            *         --        --

Dan T. Moore, III                                      14,800     8,000 (3)            *         --        --

Steven J. Campbell                                     11,000    16,000 (3)            *         --        --

Paul R. Bishop                                         10,194     8,000 (3)            *         --        --

Jack Kemp (16)                                          4,260     6,000 (3)            *         --        --

All directors and executive officers as a group
(12) individuals                                    3,335,982   133,000 (3)        39.9%      1,530        100%

------------------

*Less than 1%


(1) Unless otherwise indicated, we believe that all persons named in the table have sole investment and voting power over the shares of capital stock owned.

(2) Unless otherwise indicated, the address of each of the beneficial owners identified is c/o Hawk Corporation, 200 Public Square, Suite 30-5000, Cleveland, Ohio 44114.

(3) Shares of Class A common stock the directors and executive officers have the right to acquire through stock options that are or will become exercisable within 60 days.

(4) Each of these stockholders is a party to an agreement governing the voting and disposition of all shares of voting stock of which such stockholders are the legal or beneficial owners. Each such stockholder disclaims beneficial ownership of the shares of voting stock owned by the other such stockholders. See "Stockholders' Agreement."

(5) Includes 1,078,153 shares of Class A common stock held by the Weinberg Family Limited Partnership, an Ohio limited partnership, of which Mr. Weinberg is the managing general partner. Also includes 150 shares of Series D preferred stock held by the Weinberg Family Limited Partnership.

(6) Includes 72,500 shares of Class A common stock held by The Harbert Foundation, an Ohio nonprofit corporation of which Mr. Harbert is one of the trustees, 1,032,561 shares of Class A common stock held by the Harbert Family Limited Partnership, an Ohio limited partnership, of which Mr. Harbert is the managing general partner, and 35,000 shares of Class A common stock held by a defined benefit plan for the benefit of Mr. Harbert. Also includes 150 shares of Series D preferred stock held by the Harbert Family Limited Partnership.

(7) Includes 243,876 shares of Class A common stock held by the Krantz Family Limited Partnership, an Ohio limited partnership, of which Mr. Krantz is the managing general partner. Also includes 33 shares of Series D preferred stock held by the Krantz Family Limited Partnership.

(8) Based solely on information in the Schedule 13G filed with the Securities and Exchange Commission on February 12, 2002. Includes 910,000 shares over which Wellington Management Company, LLP shares voting and dispositive power.

(9) Based solely on information in the Schedule 13G filed with the Securities and Exchange Commission on January 29, 2002

(10) Based solely on information in the Schedule 13G filed with the Securities and Exchange Commission on February 12, 2002.

(11) Based solely on information in the Schedule 13G filed with the Securities and Exchange Commission on February 11, 2002. Includes 710,000 shares over which Wellington Trust Company, NA shares dispositive power.

(12) Based solely on information in the Schedule 13G filed with the Securities and Exchange Commission on February 12, 2003. Includes 666,300 shares over which Neuberger Berman shares dispositive power.

(13) Based solely on information in the Schedule 13G filed with the Securities and Exchange Commission on March 27, 2000.

(14) Based solely on information in the Schedule 13G filed with the Securities and Exchange Commission on February 14, 2001.

(15) Includes 275,897 shares held by Clanco Partners I, an Ohio general partnership of which Mr. O'Neill is managing partner.

(16) Shares held by The Jack F. Kemp Revocable Trust U/A dated June 22, 2000, Jack F. Kemp, Trustee.

STOCKHOLDERS' AGREEMENT

         Messrs. Weinberg, Harbert and Krantz are parties to a Stockholders' Voting Agreement that provides to the extent any of them is the legal or beneficial owner of any of our voting stock, including any shares of Class A common stock or Series D preferred stock, they will vote those shares:

               - in favor of electing Messrs. Weinberg, Harbert and Krantz (so long as each desires to serve) or their respective designees to our Board of Directors,

               - in favor of electing such other directors to the Board of Directors as a majority of Messrs. Weinberg, Harbert and Krantz or their respective designees shall direct, and

               - with respect to such matters as are submitted to a vote of our stockholders as a majority of Messrs. Weinberg, Harbert and Krantz or their respective designees shall direct.

         If any of Messrs. Weinberg, Harbert and Krantz or their respective affiliates sells more than 50% of the Class A common stock beneficially owned by such individual on May 12, 1998, the obligation of the other parties to continue to vote their shares of Class A common stock and Series D preferred stock for the selling stockholder or his designee as a director will terminate. The agreement will terminate upon the first to occur of the mutual written agreement of the parties to terminate the agreement or the death of the last to die of Messrs. Weinberg, Harbert or Krantz or their respective designees; provided that the provisions described in first two clauses above will terminate sooner in the event that none of Messrs. Weinberg, Harbert and Krantz (or any designee thereof) remains on the Board of Directors.

                                PERFORMANCE GRAPH

         The following graph compares the cumulative total return on our Class A common stock with the cumulative total return of the S&P Industry Group Index -- Manufacturing (Diversified) and the Russell 2000 Index. Cumulative total return for each of the periods shown in the Performance Graph is calculated from the last sale price of our Class A common stock at the end of the period and assumes an initial investment of $100 on May 12, 1998, the day we commenced trading of our Class A common stock, and the reinvestment of any dividends.


                                    [GRAPH]

5/12/98        12/31/98        12/31/99        12/31/00        12/31/01
100.00           49.29           34.18           31.99           21.18
100.00          227.31          279.43          332.64          327.66
100.00          166.54          199.17          190.57          192.52



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Stockholder Notes. Mr. Weinberg and Mr. Harbert each issued notes to us to repay certain indebtedness incurred by them with respect to the acquisition of Helsel, Inc. in June 1995. The original principal amount of each note was $802,000. The notes are due and payable on July 1, 2005 and bear interest at the prime rate. In May 1998, each of Messrs. Weinberg and Harbert repaid $302,000 of their notes. The remaining outstanding principal amount of each note is $500,000.

         Other. We are a party to an expense sharing arrangement under which we share the expenses of our Cleveland, Ohio headquarters with Weinberg Capital Corporation, of which Mr. Weinberg is President and sole shareholder. Pursuant to a formula based on full-time equivalent personnel, we pay approximately 88% of the overhead costs of the headquarters, including rent, utilities and copying, telephone and other expenses. The aggregate amount of our payments for the shared headquarters was $417,518 in 2001.

         Byron S. Krantz, a director and our Secretary, is a partner of the law firm of Kohrman Jackson & Krantz P.L.L., which provides legal services to us. We paid legal fees to Kohrman

Jackson & Krantz P.L.L. in 2001 of $384,287 for services in connection with a variety of legal matters.

         We believe that the terms of the transactions and the agreements described above are on terms at least as favorable as those which we could otherwise have obtained from unrelated parties. On-going and future transactions with related parties will be:

               - on terms at least as favorable as those that we would be able to obtain from unrelated parties,

               -    for bona fide business purposes, and

               - approved by a majority of the disinterested and non-employee directors.


                 STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

         A stockholder intending to present a proposal to be included in our proxy statement for our 2003 annual meeting of stockholders must deliver a proposal, in accordance with the requirements of our Amended and Restated By-laws and Rule 14a-8 under the Exchange Act, to our Secretary at our principal executive office no later than December 6, 2002. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the meeting:

               - a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,

               - the name and record address of the stockholder proposing such business,

               - the class and number of shares of our common stock that are beneficially owned by the stockholder, and

               -    any material interest of the stockholder in such business.

         A stockholder desiring to nominate a director for election at our 2003 annual meeting of stockholders must deliver a notice, in accordance with the requirements of our Amended and Restated By-laws, to our Secretary at our principal executive office no earlier than March 10, 2003, and no later than April 11, 2003. Such notice must include as to each person whom the stockholder proposes to nominate for election or re-election as a director:

               - the name, age, business address and residence address of the person,

               -    the principal occupation or employment of the person,

               - the class and number of shares of our common stock beneficially owned by the person, and

               - any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Exchange Act;

and as to the stockholder giving the notice:

               -    the name and record address of the stockholder, and

               - the class and number of shares of our common stock beneficially owned by the stockholder.

We may require any proposed nominee to furnish additional information reasonably required by us to determine the eligibility of the proposed nominee to serve as our director.


                                  OTHER MATTERS

         Our Board of Directors is not aware of any other matters to be submitted at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the accompanying Proxy to vote the shares they represent as the Board of Directors may recommend.

         You are urged to sign and return your Proxy promptly to make certain your shares will be voted at the annual meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

                                   By Order of the Board of Directors,


                                   /s/Byron S. Krantz

                                   BYRON S. KRANTZ
                                   Secretary



April 8, 2002

                                  DETACH CARD
 -------------------------------------------------------------------------------

PROXY                        HAWK CORPORATION PROXY                        PROXY

                  ANNUAL MEETING OF STOCKHOLDERS, MAY 15, 2002
     KEY CENTER, HERITAGE ROOM II, 127 PUBLIC SQUARE, CLEVELAND, OHIO 44114
                             10:00 A.M. LOCAL TIME

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Byron S. Krantz and Marc C. Krantz, or either one of them acting singly with full power of substitution, the proxy or proxies of the undersigned to attend the Annual Meeting of the Stockholders of Hawk Corporation to be held on May 15, 2002, at Key Center, Heritage Room II, 127 Public Square, Cleveland, Ohio 44114, beginning at 10:00 a.m. local time, and any adjournments, and to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below, and on any other matters properly brought before the Meeting or any adjournments thereof, all as set forth in the April 8, 2002 Proxy Statement. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting, Proxy Statement and Annual Report of Hawk Corporation.

          PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR "FOR ALL NOMINEES".

1. Election of Jeffrey H. Berlin, Paul R. Bishop, Jack Kemp and Dan T. Moore, III as directors.

    [ ] FOR ALL NOMINEES (unless struck out above)                             [ ] WITHHOLD FROM ALL NOMINEES

    (Authority to vote for any nominee may be withheld by lining through or otherwise striking out the name of such nominee.)

   THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE DATE, SIGN AND RETURN
                                   PROMPTLY.

                                  DETACH CARD
 -------------------------------------------------------------------------------

                        (Continued from the other side)

                                                  (Signature should be exactly
                                                  as name or names appear on
                                                  this proxy. If stock is held
                                                  jointly each holder should
                                                  sign. If signature is by
                                                  attorney, executor,
                                                  administrator, trustee or
                                                  guardian, please give full
                                                  title.)

                                                  Dated: --------------- , 2002

                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  Signature if held jointly

                                                  I plan to attend the meeting:

                                                                 Yes [ ]  No [ ]

THIS PROXY WILL BE VOTED FOR THE NOMINEES UNLESS OTHERWISE INDICATED, AND IN THE
   DISCRETION OF THE PROXIES ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE
                                    MEETING.